UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 18, 2019

Prudential Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-55084	46-2935427
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1834 West Oregon Avenue, Philadelphia, Pennsylvania	19145
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(215) 755-1500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PBIP	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
◻

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)	Not applicable.
(b)
On December 18, 2019, Mr. Francis V. Mulcahy, a member of the Board of Directors (“Board”) of Prudential Bancorp, Inc. (the “Company”) whose term expires at the annual meeting of shareholders of the Company expected to be held in February 2020 (the “2020 Annual Meeting”), advised the Board that he has determined for personal reasons to not stand for re-election to the Board and to retire from the Board effective as of the 2020 Annual Meeting. Such decision is not due to any disagreement with the Company. Mr. Mulcahy, who is also a director of the Company’s wholly owned bank subsidiary, Prudential Bank (the “Bank”), will retire concurrently from the Bank’s Board of Directors.

(c)	Not applicable.
(d)	Not applicable.
(e)	Not applicable.
(f)	Not applicable.

Item	9.01	Financial Statements and Exhibits
	(a)	Not applicable.
	(b)	Not applicable.
	(c)	Not applicable.
	(d)	Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRUDENTIAL BANCORP, INC.

Date: December 23, 2019	By:	/s/Jack E. Rothkopf
	Name:	Jack E. Rothkopf
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

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